EXHIBIT 23.2

       Consent of Ernst & Young LLP, Independent Auditors

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      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Regarding:

1.     Registration Statement on Form S-8 relating to Sun
Bancorp, Inc.'s 1994 Employee Stock Purchase Plan, 1994
Independent Directors Stock Option Plan and 1994 Stock Incentive
Plan (File #33-80220)


We consent to the incorporation by reference in the above listed Registration Statement of Sun Bancorp, Inc. of our report dated April 2, 1997, with respect to the financial statements of Bucktail Bank and Trust Company for the year ended December 31, 1996 included in this Current Report on Form 8-K dated July 11, 1997.


                                     /s/ ERNST & YOUNG LLP
                                     ---------------------
                                     ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
July 9, 1997